UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 11, 2007

China RuiTai International Holdings Co., Ltd.

 (Exact name of registrant as specified in its charter)

Delaware	000-04494	13-5661446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

87-10 Clover Place Holliswood, NY 11423
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  718-740-2278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

On June 11, 2007, China RuiTai International Holdings Co. Ltd., a Delaware Corporation (the “Company”), authorized the issuance of 1,300,000 shares (the “Shares”) of its common stock pursuant to the terms of an Advisory Agreement (the “Agreement”) entered into with Mid-Continental Securities Corp., its agents and/or assigns (“Advisor”).  Under the terms of the Agreement, Advisor will advise the Company with respect to the operation of the Company's business, including but not limited to, advisement with respect to investor and public relations, communications and co-ordinations, mergers and acquisitions, corporate filings, market strategies, structure of deals and strategic relationships and alliances, and assisting the Company in obtaining equity or debt financing, and such other matters as the Company and Advisor shall mutually agree upon. As consideration for the services of Advisor, the Company has authorized the issuance of 1,300,000 shares of restricted common stock.  Because the transaction between the Company and the Advisor did not involve a public offering, the Company issued the Shares in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

ITEM 9.01

Exhibits

(c)

The following exhibit is filed herewith:

99.1

    Advisory Agreement, dated June 11, 2007, by and between China RuiTai

International Holdings Co., Ltd. and Mid-Continental Securities Corp., its agents and/or assigns.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

China RuiTai International Holdings Co., Ltd.

By: /S/ Anna Herbst

Anna Herbst, President

June 13, 2007